UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008 (March 31, 2008)

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 31, 2008 Alliance One International AG (“AOI AG”), a wholly-owned subsidiary of Alliance One International, Inc. amended the agreements governing its trade accounts receivables securitization facility. Under that facility, AOI AG sells, from time to time on a non-recourse basis, certain trade receivables from customers to a third party buyer affiliated with Finacity Corporation, who obtains funding from a bank-sponsored commercial paper conduit loan. AOI AG initially entered into the securitization facility in 2006. The March 2008 amendments to the facility increase the loan commitment from the bank-sponsored commercial paper conduit to $100 million from $55 million, extend the maturity of the facility 3.5 years through March 2013 and improve pricing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: April 1, 2008	BY:	/s/ Thomas G. Reynolds
	Name:	Thomas G. Reynolds
	Title:	Vice President - Controller
(Chief Accounting Officer)

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